Item 77C  DWS High Income Trust

Registrant incorporates by reference to its Proxy Statement filed on April 7, 2008
(SEC Accession No. 0000950137-08-005145).
The Annual Meeting of Shareholders of DWS
High Income Trust (the "Fund") was held on
May 20, 2008 at the offices of Deutsche
Asset Management, 345 Park Avenue, New York,
NY 10154. The following matter was voted upon by the shareholders of said Fund (the resulting votes are presented below):

1.To elect thirteen Trustees to the Board of the Fund.


Number of Votes:
Trustees
For
Withheld
John W. Ballantine
26,386,509
2,220,638
Henry P. Becton, Jr.
26,348,447
2,258,700
Dawn-Marie Driscoll
26,393,383
2,213,764
Keith R. Fox
26,301,293
2,305,854
Paul K. Freeman
26,395,819
2,211,328
Kenneth C. Froewiss
26,388,814
2,218,333
Richard J. Herring
26,383,985
2,223,162
William McClayton
26,384,765
2,222,382
Rebecca W. Rimel
26,385,688
2,221,458
William N. Searcy, Jr.
26,391,948
2,215,199
Jean Gleason Stromberg
26,358,822
2,248,325
Robert H. Wadsworth
26,381,266
2,225,881
Axel Schwarzer
26,384,464
2,222,683

Until recently, substantially all DWS open-end funds and most DWS closed-end funds were overseen by one of two boards of directors or trustees
(the "Boards"). In 2007, each Board, including the
Board that has historically overseen the Fund
(the "Chicago Board"), determined that the formation of a single consolidated Board overseeing all DWS funds (the "Consolidated Board") would be in the best interests of the funds and their shareholders.

Accordingly, each Board approved a plan to consolidate the Chicago Board with the other primary DWS fund board
(the "New York Board"). (The geographic references in the preceding sentences merely indicate where each Board historically held most of its meetings.)

Effective May 20, 2008, with the election of the above-named Directors, the Fund is governed by the Consolidated Board. The Consolidated Board consists of five members from the Fund's original Chicago Board
(John W. Ballantine, Paul K. Freeman, William McClayton,
Axel Schwarzer, and Robert H. Wadsworth) and eight members from the New York Board (Henry P. Becton, Jr., Dawn-Marie
Driscoll, Keith R. Fox, Kenneth C. Froewiss, Richard J.
Herring, Rebecca W. Rimel, William N. Searcy, Jr., and
Jean Gleason Stromberg). Prior to consolidation, four members of the Fund's original Board (Donald L. Dunaway,
James R. Edgar, Robert B. Hoffman, and Shirley D. Peterson) either resigned or did not stand for reelection.